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                                                                EXHIBIT 20(b)

                    ANNUAL STATEMENT AS TO COMPLIANCE


                          Officer's Certificate
                          ---------------------

     I, George E. Borst, President and Chief Executive Officer of Toyota Motor Credit Corporation ("TMCC"), hereby certify as follows:

     (a) a review of the activities of TMCC as Servicer under the Sales and Servicing Agreement (the "Agreement") dated September 1, 2000 among TMCC, Toyota Motor Credit Receivables Corporation as Seller, and U.S. Bank as Trustee, for the period from October 1, 2000 through March 31, 2001 and of the performance of the Servicer under the Agreement has been made under my supervision; and

     (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout such period.



Date:  May 10, 2001                           /S/ GEORGE E. BORST
                                        ------------------------------------
                                                  George E. Borst
                                                   President and
                                              Chief Executive Officer